UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2019

O’REILLY AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21318	27-4358837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	ORLY	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 20, 2019 (the “Closing Date”), O’Reilly Automotive, Inc. (the “Company”) issued and sold $500 million aggregate principal amount of the Company’s 3.900% Senior Notes due 2029 (the “Notes”).

The terms of the Notes are governed by an Indenture, dated as of the Closing Date (the “Base Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Notes mature on June 1, 2029 and bear interest at a rate of 3.900% per year. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes are the Company’s general unsecured senior obligations and are equal in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness, including the Company’s credit facility and the Company’s 4.875% Senior Notes due 2021, the Company’s 4.625% Senior Notes due 2021, the Company’s 3.800% Senior Notes due 2022, the Company’s 3.850% Senior Notes due 2023, the Company’s 3.550% Senior Notes due 2026, the Company’s 3.600% Senior Notes due 2027 and the Company’s 4.350% Senior Notes due 2028 (such series of notes, collectively, the “Existing Notes”). The Notes are effectively junior to the Company’s future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness.

The Notes are not initially guaranteed by any of the Company’s subsidiaries. However, if in the future, any of the Company’s subsidiaries incurs or guarantees obligations under the Company’s credit facility or certain other credit facility debt or capital markets debt of the Company or any future subsidiary guarantor, such subsidiary would be required to guarantee the Notes on a senior unsecured basis. The Company would be permitted to release any such future guarantee without the consent of holders of the Notes under the circumstances described in the Indenture.

Prior to March 1, 2029 (three months prior to the maturity date (such date, the “Par Call Date”)), the Notes are redeemable, in whole, at any time, or in part, from time to time, at the Company’s option, for cash, at a redemption price, plus accrued and unpaid interest to, but not including, the redemption date, equal to the greater of (1) 100% of the principal amount thereof, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been due if the Notes matured on the Par Call Date, not including accrued and unpaid interest to, but not including, the redemption date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the Indenture) plus 25 basis points. On or after the Par Call Date, the Notes are redeemable, in whole, at any time, or in part, from time to time, at the Company’s option, for cash, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), unless the Company has exercised its right to redeem the Notes, each holder of Notes will have the right to require the Company to repurchase all or a portion of such holder’s Notes, for cash, at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the amount repurchased to, but not including, the date of repurchase.

The Indenture contains covenants that limit the ability of the Company and each of its subsidiaries, as applicable to, among other things: (i) create certain liens on its assets to secure certain debt; (ii) enter into certain sale and leaseback transactions; and (iii) in the case of the Company, merge or consolidate with another company or transfer all or substantially all of the Company’s property, in each case as set forth in the Indenture. These covenants are, however, subject to a number of important limitations and exceptions.

The Indenture also contains customary event of default provisions including, among others, the following: (i) default in the payment of principal of or premium, if any, on any Note when due at its maturity; (ii) default for 30 days in the payment when due of interest on the Notes; (iii) failure to comply with the other covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default within 90 days following notice as described below; (iv) a default under any debt for money borrowed by the Company or any future subsidiary guarantor that results in acceleration of the maturity of such debt, or failure to pay any such debt within any applicable grace period after final stated maturity, in an aggregate amount greater than (a) $25.0 million, at any time that any Existing Notes remain outstanding, or (b) $100.0 million at any time that no Existing Notes remain outstanding, without such debt having been discharged or acceleration having been rescinded or annulled; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any future subsidiary guarantor that is a Significant Subsidiary (as defined in the Indenture), in each case as set forth in the Indenture. In the case of an event of default, other than a default under clause (v) above, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the holders of the Notes), may declare the principal of and accrued and unpaid interest, if any, on the Notes to be immediately due and payable. If an event of default under clause (v) above occurs, the principal of and accrued and unpaid interest, if any, on the Notes will be immediately due and payable without any act on the part of the Trustee or holders of the Notes.

The Trustee is also a lender under the Company’s credit facility, and an affiliate of the Trustee was an underwriter in the offering of the Notes.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 which became automatically effective upon filing with Securities and Exchange Commission on March 1, 2019 (File No. 333-230033).

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, attached as Exhibit 4.1 hereto and incorporated herein by reference, and the First Supplemental Indenture (including the Form of Note included therein), attached as Exhibit 4.2 and referenced as Exhibit 4.3 hereto, respectively, and incorporated herein by reference.

In addition to the specific agreements and arrangements described above, from time to time, certain of the underwriters of the Notes and/or their respective affiliates have been, and may in the future be, lenders under the Company’s credit facility and have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation and expense reimbursement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit No.	Description
4.1	Indenture, dated as of May 20, 2019, by and between the Company and the Trustee
4.2	First Supplemental Indenture, dated as of May 20, 2019, by and between the Company and the Trustee
4.3	Form of Note (included in Exhibit 4.2)
5.1	Opinion of Shook, Hardy & Bacon L.L.P.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Shook, Hardy & Bacon L.L.P. (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  May 20, 2019

O’Reilly Automotive, Inc.

By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)